STOCK OPTION AGREEMENT (the "Agreement"), dated as of June 13, 1999, by and between, DoubleClick Inc., a Delaware corporation ("Parent"), and Abacus Direct Corporation, a Delaware corporation ("Company"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement referred to below.

            WHEREAS, concurrently with the execution and delivery of this Agreement, Company, Parent and Atlanta Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), are entering into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the "Merger Agreement"), pursuant to which, among other things, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Company (the "Merger"), with Company continuing as the surviving corporation; and

            WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has required that Company agree, and Company has agreed, to grant to Parent an option to purchase certain newly issued shares of Company's Common Stock, par value $.001 per share ("Company Common Stock"), upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

            1. Grant of Option. Company hereby grants to Parent an irrevocable option (the "Company Option") to purchase up to 1,974,516 shares (the "Company Shares") of Company Common Stock in the manner set forth below at a price (the "Exercise Price") of $93.25 per Company Share, payable in cash; provided, however, that the number of shares issuable to Parent pursuant hereto and pursuant to Section 9.05(e) of the Merger Agreement shall not exceed 19.99% of the outstanding shares of Company Common Stock.

            2. Exercise of Option. (a) The Company Option may be exercised by Parent, in whole or in part at any time or from time to time after (i) the termination of the Merger Agreement under the conditions described in Section 9.05(b)(i) or 9.05(d) of the Merger Agreement and (ii) immediately prior to the occurrence of any event causing the Termination Fee to become payable pursuant to Section 9.05(b)(ii) or Section 9.05 (c) of the Merger Agreement. In the event Parent wishes to exercise the Company Option, Parent shall deliver to Company a written notice (an "Exercise Notice") specifying the total number of Company Shares it wishes to purchase; provided that, if prior notification to or approval of any regulatory or antitrust agency is required in connection with such purchase, Parent shall promptly file the required notice or application for approval, shall promptly notify Company of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Each closing of a purchase of Company Shares (an "Option Closing") shall

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occur at a place, on a date and at a time designated by Parent in an Exercise
Notice delivered at least three business days prior to the date of the Option Closing. The Company Option shall terminate upon the earlier of: (w) the Effective Time; (x) the termination of the Merger Agreement pursuant to Section
9.01 thereof (other than a termination in connection with which Parent is or may be entitled to any payments as specified in Section 9.05(b), 9.05(c) or 9.05 (d) thereof); (y) 90 days following any termination of the Merger Agreement in connection with which Parent is entitled to a payment as specified in Section 9.05(b)(i) or 9.05(d) thereof (or if, at the expiration of such 90 day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, twenty (20) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal); or (z) 90 days following the occurrence of any event in connection with which Parent has become entitled to payment of the Termination Fee pursuant to Section 9.05(b)(ii) of the Merger Agreement (or (I) if, at the expiration of such 90 day period, the Company Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, twenty (20) business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal and (II) at the expiration of the 12-month period following termination of the Merger Agreement described in
Section 9.05(b)(ii) or 9.05(c) if the event described therein has not occurred).

            (b) Notwithstanding any other provision of this Agreement or the Merger Agreement, in no event shall Parent's Total Profit (as hereinafter defined) exceed in the aggregate $50,000,000 and, if it otherwise would exceed such amount Parent, in its sole discretion, shall either (i) reduce the number of Company Shares subject to the Company Option, (ii) pay cash to Company, (iii) receive a smaller Termination Fee (as defined in Section 9.05(b)of the Merger Agreement), (iv) deliver to Company for cancellation Company Shares previously purchased by Parent or (v) any combination thereof, so that Parent's actually realized Total Profit shall not exceed in the aggregate $50,000,000 after taking into account the foregoing actions.

            (c) As used herein, the term "Total Profit" shall mean the sum of
(i) (x)the amount (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received by Parent pursuant to the sale of Company Shares less (y) Parent's purchase price for such Company Shares, (ii) any amounts (before taxes but net of reasonable and customary commissions paid or payable in connection with such transaction) received by Parent on the transfer of the Company Option (or any portion thereof) to any unaffiliated Person(s) (if permitted hereunder) or to Company and (iii) the amount received by Parent pursuant to Section 9.05(b), 9.05(c) and 9.05(d) of the Merger Agreement.

            3. Conditions to Closing. The obligation of Company to issue the Company Shares to Parent hereunder is subject to the conditions that (i) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Governmental Entity or Regulatory Entity if any, required in connection with the issuance of the Company Shares hereunder shall have been obtained or made, as the case may be; and (ii) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

            4. Closing. At each Option Closing, (a) Company will deliver to Parent a certificate

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or certificates in definitive form representing the number of Company Shares designated by Parent in its Exercise Notice, such certificate or certificates to be registered in the name of Parent or its designee and to bear the legend set forth in Section 10, and (b) Parent will deliver to Company the aggregate Exercise Price for the Company Shares so designated by wire transfer of immediately available funds or certified check or bank check. At any Option Closing at which Parent is exercising the Company Option in part, Parent shall present and surrender this Agreement to Company, and Company shall deliver to Parent an executed new agreement with the same terms as this Agreement evidencing the right to purchase the remaining balance of the shares of Company Common Stock purchasable hereunder.

            5. Representations and Warranties of Company. Company represents and warrants to Parent that (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company and other than obtaining shareholder approval, no other corporate proceedings on the part of Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Company and constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights and remedies of creditors generally and general principles of equity, (d) Company has taken all action necessary to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, that number of unissued Company Shares that are subject to the Company Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, (e) upon delivery of the Company Shares to Parent upon the exercise of the Company Option, Parent will acquire the Company Shares free and clear of all liens, claims, charges, encumbrances and security interests of any nature whatsoever except those imposed by Parent,
(f) except as described in Section 4.05 of the Merger Agreement and of the Company Disclosure Schedule, the execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), (A) any provision of the Amended and Restated Certificate of Incorporation or By-laws, each as amended, of Company or (B) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or its properties or assets, except in the case of clauses (B) and (C) immediately above, for violations which would not, individually or in the aggregate, have a Company Material Adverse Effect and (g) except as described in Section 4.05 of the Merger Agreement and of the Company Disclosure Schedule, the execution and delivery of this

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Agreement by Company does not, and the performance of this Agreement by Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or Regulatory Entity.

            6. Representations and Warranties of Parent. Parent represents and warrants to Company that (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or any of the transactions contemplated hereby, (c) this Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity, (d) assuming that the consents, approvals, authorizations, permits, filings and notifications referred to in subsection (e) are obtained or made, as applicable, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, result in any Violation pursuant to, (A) any provision of the Certificate of Incorporation or By-laws, each as amended, of Parent, (B) any provisions of any material mortgage, indenture, lease, contract or other agreement, instrument, permit, concession, franchise, or license or (C) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, except in the case of each of clauses (B) and (C) immediately, above, for Violations which would not, individually or in the aggregate, have a Parent Material Adverse Effect, (e) except as described in Section 5.05 of the Merger Agreement and Section 3(a) of this Agreement, and except as may be required under the Exchange Act, the execution and delivery of this Agreement by Parent does not, and the performance of this Agreement by Parent will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or Regulatory Entity, (f) any Company Shares acquired upon exercise of the Company Option will not be, and the Company Option is not being, acquired by Parent with a view to the public distribution thereof and Parent will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement, (g) the Company Option and any Company Shares acquired upon exercise of the Company Option are being acquired for the account of Parent, (h) it is an "accredited investor" as defined in Regulation D under the Securities Act, and (i) it understands that the Company Shares may not be sold unless such sale is registered under the Securities Act or an exemption from such registration is available.

            7. Put.

            (a) Exercise. At any time during which the Company Option is exercisable hereunder (the "Repurchase Period"), upon demand by Parent, Parent shall have the right to sell to Company (or any successor entity thereof) and Company (or such successor entity) shall be obligated to repurchase from Parent (the "Put"), all or any portion of the Company Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below, and/or all or any portion of the Company Shares purchased by Parent pursuant thereto, at a price set forth in subparagraph (ii) below:

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                  (i) the difference between the "Market/Tender Offer Price" for shares of Company Common Stock as of the date (the "Notice Date") notice of exercise of the Put is given to the other party (defined as the greater of (A) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other Takeover Proposal which was made prior to the Notice Date and not terminated or withdrawn as of the Notice Date (the "Tender Price") or (B) the average of the closing prices of shares of Company Common Stock on the Nasdaq National Market for the ten (10) trading days immediately preceding the Notice Date (the "Market Price")), and the Exercise Price, multiplied by the number of Company Shares purchasable pursuant to the Company Option (or portion thereof with respect to which Parent is exercising its rights under this Section 7), but only if the Market/Tender Offer Price is greater than the Exercise Price;

                  (ii) the Exercise Price paid by Parent for the Company Shares acquired pursuant to the Company Option plus the difference between the Market/Tender Offer Price and the Exercise Price, but only if the Market/Tender Offer Price is greater than the Exercise Price, multiplied by the number of Company Shares so purchased;

            (b) Payment and Redelivery of Company Option or Shares. In the event Parent exercises its rights under this Section 7, Company shall, within ten business days of the Notice Date, pay the required amount (the "Repurchase Price") to Parent in immediately available funds and Parent shall surrender to Company the Company Option or the certificates evidencing the Company Shares purchased by Parent pursuant thereto, and Parent shall represent and warrant that it owns such shares and that such shares are then free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, other than any of the same created by Company or its affiliates.

            (c) Payment Restrictions. To the extent that Company is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Company Option and /or Shares in full, Company shall immediately so notify Parent and thereafter deliver or cause to be delivered, from time to time, to Parent the portion of the Repurchase Price that it is no longer prohibited from delivering, within five business days after the date on which Company is no longer so prohibited; provided that, if Company at any time after delivery of a notice of repurchase pursuant to Section 7(a) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Parent the Repurchase Price in full (and Company hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), Parent may revoke its notice of the Put whether in whole or to the extent of the prohibition, whereupon, in the latter case, Company shall promptly (1) deliver to Parent that portion of the Repurchase Price that Company is not prohibited from delivering and (2) deliver to Parent as appropriate, (A) a new Agreement evidencing the right of Parent to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Repurchase Price less the portion thereof theretofore delivered to Parent and the denominator of which is the Repurchase Price, and/or (B) to Parent, a certificate for the Company Shares it is then so prohibited from repurchasing.

            8. Registration Rights.

            (a) Following any exercise of the Company Option, Parent may by written notice (the "Registration Notice") to Company request Company to register under the Securities Act all or any part of the shares of Company Common Stock acquired pursuant to this Agreement, including any voting securities issued by way of dividend, distribution or otherwise in respect thereof (the "Restricted Shares"), beneficially owned by Parent (the "Registrable Securities") in order to permit the sale or other distribution of such Registrable Securities, including pursuant to a firm commitment underwritten public offering; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 4% of the outstanding shares of Company Common Stock and that any rights to require registration hereunder shall terminate with respect to any Shares that may be sold in any 90-day period pursuant to Rule 144 under the Securities Act. The Registration Notice shall include a certificate executed by Parent and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing and reasonably acceptable to Company (the "Manager"), stating that Manager in good faith believes that, based on the then prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 70% of the Fair Market Value of such shares. For purposes of this Section 8, the term "Fair Market Value" shall mean the per share average of the closing sale prices of Company's Common Stock on the Nasdaq National Market for the twenty (20) trading days immediately preceding the date of the Registration Notice.

            (b) Company shall use commercially reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities; provided, however, that (i) Parent shall not be entitled to more than two effective registration statements hereunder and
(ii) Company will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when (A) Company is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, based on consultation with counsel to Company, such information would have to be disclosed if a registration statement were filed at that time; (B) Company is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) Company determines, in its reasonable good faith judgment, that such registration would interfere with any financing, acquisition or other material transaction involving Company or any of its affiliates. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement, then such registration shall not be taken into account as an effective registration for purposes of clause (i) above. Company shall use commercially reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as Parent may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that Company shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

            (c) The registration rights set forth in this Section 8 are subject to the condition that Parent shall provide Company with such information with respect to Parent's Registrable Securities, the plans for the distribution thereof, and such other information with respect to Parent as, in the reasonable judgment of counsel for Company, is necessary to enable Company to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

            (d) If Company securities of the same type as the Registrable Securities are then authorized for quotation or trading or listing on the New York Stock Exchange, the Nasdaq National Market, or any other securities exchange or automated quotations system, Company, upon the request of Parent, shall promptly file an application, if required, to authorize for quotation, trading or listing the shares of Registrable Securities on such exchange or system and will use its reasonable best efforts to obtain approval, if required, of such quotation, trading or listing as soon as practicable.

            (e) A registration effected under this Section 8 shall be effected at Company's expense, except for underwriting discounts and commissions and fees and expenses of counsel to Parent, and Company shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings as such underwriters may reasonably require. In connection with any such registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of the type contemplated hereby with the Manager and the other underwriters participating in such offering.

            9. Adjustment Upon Changes in Capitalization.

            (a) In the event of any change in Company Common Stock by reason of stock dividends, splits, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Company Option, and the Exercise Price per share, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Parent shall receive, upon exercise of the Company Option, the number and class of shares or other securities or property that Parent would have received in respect of the Company Common Stock if the Company Option had been exercised immediately prior to such event or the record date therefor, as applicable. If additional shares of Company Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 9(a)), the number of shares of Company Common Stock subject to the Company Option will be adjusted so that it equals 19.99% of the number of shares of Company Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Company Option.

            (b) In the event that Company shall enter in an agreement: (i) to consolidate with or merge into any person, other than Parent or any of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Parent or one of its subsidiaries, to merge into Company and Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of Company or any other person or cash or any other property or the outstanding shares of Company Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Parent or any of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of any such transaction and upon the terms and conditions set forth herein, Parent shall receive for each Company Share with respect to which the Company Option has not been exercised an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Company Common Stock less the Exercise Price (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Company Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Company Option would have the same election or similar rights as would the holder of the number of shares of Company Common Stock for which the Company Option is then exercisable).

            10. Restrictive Legends. Each certificate representing shares of Company Common Stock issued to Parent hereunder shall, to the extent applicable, include a legend in substantially the following form:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT, DATED AS OF JUNE 13, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

            11. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor the rights or the obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any Restricted Shares sold by Parent in compliance with the provisions of Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, and any transferee of such shares shall not be entitled to the rights of Parent. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

            12. Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

            13. Entire Agreement. This Agreement and the Merger Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule relating thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

            14. Further Assurance. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

            15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

            16. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

      B. if to Parent or Merger Sub, to:

                        DoubleClick Inc.
                        41 Madison Avenue
                        New York, NY 10010
                        Attention: General Counsel
                        Facsimile No.:(212) 889-0029

                        with a copy to:

                        Brobeck, Phleger & Harrison LLP
                        1633 Broadway, 47th Floor

                        New York, NY 10019
                        Attention: Alexander D. Lynch, Esq.
                        Facsimile No.: (212) 586-7878

                        and

                        Brobeck, Phleger & Harrison LLP
                        Spear Street Tower
                        One Market
                        San Francisco, CA 94105
                        Attention: Steve L. Camahort, Esq.
                        Facsimile No.: (415) 442-1010

      C. if to Company, to:

                        Abacus Direct Corporation
                        8774 Yates Drive
                        Westminster, CO 80030
                        Attention: W. Anthony White
                        Facsimile No.: (212) 698-8855

                        with a copy to:

                        Kane Kessler, P.C.
                        1350 Avenue of the Americas
                        New York, NY 10019
                        Attention: Robert L. Lawrence, Esq.
                        Facsimile No.: (212) 245-3009

            17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to any applicable conflicts of law rules.

            18. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

            20. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

            21. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       DOUBLECLICK INC.

                                       By: /s/  Kevin J. O'Connor
                                           -----------------------------------
                                           Name: Kevin J. O'Connor
                                           Title: Chief Executive Officer


                                       ABACUS DIRECT CORPORATION

                                       By: /s/ M. Anthony White
                                           -----------------------------------
                                           Name: M. Anthony White
                                           Title: Chief Executive Officer

                       SIGNATURE PAGE TO OPTION AGREEMENT